SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 3, 2003

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo PO Box 2388 Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)

(858) 756-3023
(Registrant’s Telephone Number, including Area Code)

The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.  Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of First Community Bancorp under the Securities Act of 1933, as amended.

Item 7.                                     Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibits are furnished as part of this report:

99.1         Text of interview conducted with Matthew P. Wagner, President and CEO of First Community Bancorp, that is being made available to current and prospective investors attending the Friedman, Billings, Ramsey 10th Annual Investor Conference in New York, NY on December 2-3, 2003.

99.2         Copy of presentation First Community Bancorp intends to provide to current and prospective investors on December 3, 2003 at the Friedman, Billings, Ramsey 10th Annual Investor Conference in New York, NY.

Item 9.                                     Regulation FD Disclosure.

On December 3, 2003, Matthew P. Wagner, President and CEO of First Community Bancorp, is scheduled to make a presentation to current and prospective investors at a conference in New York, NY sponsored by Friedman, Billings, Ramsey. Attached as Exhibits 99.1 and 99.2 of this Form 8-K are copies of the written material which will be made available at the conference by First Community Bancorp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2003

FIRST COMMUNITY BANCORP

	By:	/s/ Jared M. Wolff
		Name:	Jared M. Wolff
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1

Text of interview conducted with Matthew P. Wagner, President and CEO of First Community Bancorp, that is being made available to current and prospective investors attending the Friedman, Billings, Ramsey 10th Annual Investor Conference in New York, NY on December 2-3, 2003.

99.2	Copy of presentation First Community Bancorp intends to provide to current and prospective investors on December 3, 2003 at the Friedman, Billings, Ramsey Investor Conference in New York, NY.